As filed with the Securities and Exchange Commission on March 12, 2009

Registration No. 333-67565

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
__________________

IGI Laboratories, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-0355758
(State or Other Jurisdiction	(I.R.S. Employer Identification Number)
of Incorporation or Operation)

105 Lincoln Avenue
Buena, New Jersey 08310
(Address of Principal Executive Offices, including Zip Code)
__________________________________________

IGI Laboratories, Inc. 1998 Directors Stock Plan
(Full Title of the Plan)
___________________________________________

Rajiv Mathur
105 Lincoln Avenue
Buena, New Jersey 08310
(Name, Address And Telephone Number, Including Area Code, of Agent For Service)
______________________________________________

Copies of communications to:
Brian Katz, Esq.
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103
(215) 981-4000
______________________________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]
(do not check if a smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of
to be registered	registered (1)	offering price per share	aggregate offering price	registration fee

Common Stock ($0.01 par value)	400,000 (2)	$0.57(3)	$228,000 (3)	$8.96

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby any additional securities that may hereinafter be offered or issued to prevent dilution resulting from stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations and similar transactions.

(2) Consists of shares issuable under the IGI Laboratories, Inc. 1998 Directors Stock Plan.

(3) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933. The price and fee were computed based upon $0.57 per share, the average of the high and low prices for the common stock reported on the NYSE Alternext US on March 6, 2009.

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EXPLANATORY NOTE

      Pursuant to General Instruction E. of Form S-8, this Registration Statement is being filed to register 400,000 additional shares of IGI Laboratories, Inc.'s (the "Registrant's") common stock, par value $0.01 per share (the "Common Stock"), for issuance under the Registrant's 1998 Directors Stock Plan (the "1998 Directors Stock Plan"). The contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on November 19, 1998 (Reg. No. 333-67565) with respect to an aggregate of 200,000 shares of Common Stock issuable pursuant to the 1998 Directors Stock Plan is hereby incorporated by reference, as hereafter amended, into this Registration Statement.

Item 8. Exhibits.

4.1	IGI Laboratories, Inc. 1998 Directors Stock Plan.

5.1	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1	Consent of Amper, Politziner & Mattia, P.C.

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).

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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Buena, New Jersey, on March 12, 2009.

IGI Laboratories, Inc.

By: /s/ Rajiv Mathur

Rajiv Mathur
President and Chief Executive Officer

POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Rajiv Mathur and Justine Kostka his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 12, 2009:

Signature	Title

/s/ Rajiv Mathur	President and Chief Executive Officer and
Director (Principal Executive Officer)
Rajiv Mathur

/s/ Justine Kostka	Controller (Principal Financial and Accounting
Officer)
Justine Kostka

/s/ Stephen J. Morris	Director

Stephen J. Morris

/s/ Jane E. Hager	Director

Jane E. Hager

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EXHIBIT INDEX

Exhibits

4.1	IGI Laboratories, Inc. 1998 Directors Stock Plan.

5.1	Opinion of Pepper Hamilton LLP as to the validity of the securities being registered.

23.1	Consent of Amper, Politziner & Mattia, P.C.

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page hereto).

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